                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               ANDRX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               ANDRX CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 19, 2002

To the Stockholders of Andrx Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Andrx Corporation, a Delaware corporation ("Andrx"), will be held at the Sheraton Suites Plantation, 311 N. University Drive, Plantation, Florida 33324, at 9:00 A.M., on July 19, 2002 for the following purposes:

     1. To elect three directors of Andrx to serve until 2005;

     2. To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as Andrx's independent certified public accountants for the fiscal year ending December 31, 2002; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.

     The Board of Directors has fixed the close of business on June 12, 2002 as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. No postage is required if mailed in the United States.

                                            By Order of the Board of Directors,

                                            /s/ Scott Lodin
                                            Scott Lodin, Secretary

Davie, Florida
June 19, 2002

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD, AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO EXECUTE A PROXY CARD, MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                               ANDRX CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 19, 2002

                           -------------------------

                                PROXY STATEMENT

                           -------------------------

                     TIME, DATE AND PLACE OF ANNUAL MEETING

     This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors of Andrx Corporation, a Delaware corporation ("Andrx"), of proxies from the holders of Andrx Corporation -- Andrx Group common stock, par value $0.001 per share ("common stock"), for use at the Annual Meeting of Stockholders of Andrx to be held at 9:00 A.M., on July 19, 2002, at the Sheraton Suites Plantation, 311 N. University Drive, Plantation, FL 33324, and at any adjournments or postponements thereof (the "Annual Meeting") pursuant to the enclosed Notice of Annual Meeting.

     The Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about June 21, 2002. Stockholders should review the information provided herein in conjunction with Andrx's Annual Report to Stockholders, which accompanies this Proxy Statement. Andrx's principal executive offices are located at 4955 Orange Drive, Davie, Florida 33314, and its telephone number is (954) 584-0300.

                          INFORMATION CONCERNING PROXY

     The enclosed proxy is solicited on behalf of Andrx's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with Andrx's Secretary at Andrx's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by Andrx at or prior to the Annual Meeting.

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by Andrx. In addition to the use of mail, employees of Andrx may solicit proxies personally and by telephone. Andrx's employees will receive no compensation for soliciting proxies other than their regular salaries. Andrx may engage the use of a proxy solicitor to solicit proxies in connection with the Annual Meeting. The cost of any proxy solicitor will be borne by Andrx. Andrx may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. Andrx may reimburse such persons for their expenses in so doing.

                         PURPOSES OF THE ANNUAL MEETING

     At the Annual Meeting, stockholders will consider and vote upon the following matters:

     1. To elect three directors of Andrx to serve until 2005;

     2. To ratify the appointment of Ernst & Young LLP as Andrx's independent certified public accountants for the fiscal year ending December 31, 2002; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted (a) for the election of the respective nominees for director named below and (b) in favor of all other proposals described in the Notice of Annual Meeting. In the event a stockholder specifies a different choice by means of the enclosed proxy, those shares will be voted in accordance with the specification so made.

                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Board of Directors has set the close of business on June 12, 2002 as the record date (the "Record Date") for determining stockholders of Andrx entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were approximately 70,735,434 shares of common stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter submitted to stockholders for approval at the Annual Meeting.

     The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares of common stock represented in person or by proxy at the Annual Meeting. The affirmative votes of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting will be required for approval of the other proposals covered by this Proxy Statement. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

     Prior to the Annual Meeting, Andrx will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

     A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares which are not represented at the Annual Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the common stock as of the Record Date, by (i) each person or entity known by Andrx to beneficially own more than 5% of the outstanding shares of common stock; (ii) each director of Andrx; (iii) each of the Named Executive Officers (as defined below in "Executive Compensation-Summary Compensation Table"); and (iv) all directors and executive officers of Andrx as a group.

                                                                NUMBER OF SHARES       % OF CLASS
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       BENEFICIALLY OWNED(2)    OUTSTANDING
---------------------------------------                       ---------------------    -----------
DIRECTORS AND EXECUTIVE OFFICERS:
Richard J. Lane.............................................                0                *
Alan P. Cohen...............................................        2,678,498(3)           3.8
Chih-Ming J. Chen, Ph.D. ...................................        1,967,045(4)           2.7
Elliot F. Hahn, Ph.D. ......................................        1,459,152(5)           2.1
Scott Lodin.................................................           80,361(6)             *
Angelo C. Malahias..........................................          125,015(7)             *
Tamara A. Baum..............................................            5,000(8)             *
Joseph E. Breslin...........................................                0                *
Lawrence J. DuBow...........................................           50,015(9)             *
Irwin C. Gerson.............................................           50,030(10)            *
Timothy E. Nolan............................................           60,531(11)            *
Michael A. Schwartz, Ph.D. .................................           78,423(12)            *
Melvin Sharoky, M.D.........................................          144,307(13)            *
All directors and executive officers as a group (11
  persons)..................................................        6,698,377(14)          9.2
5% OR GREATER HOLDERS:
FMR Corp.
  89 Devonshire St
  Boston, MA (26)...........................................        5,394,575(15)          7.6
Putnam Investments, LLC
  One Post Office Square
  Boston, MA 02109 (27).....................................        8,030,684(16)         11.4

---------------

  *  Less than 1%
 (1) Except as indicated, the address of each person named in the table is c/o Andrx Corporation, 4955 Orange Drive, Davie, Florida 33314.
 (2) Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock listed, which includes shares of common stock that such persons have the right to acquire a beneficial interest within 60 days from the date of this report based on 70,735,434 shares of common stock outstanding on the Record Date.
 (3) Represents 2,472,187 shares of common stock held in family limited partnerships, 6,214 shares of common stock held jointly by Mr. Cohen and his spouse, 8 shares of common stock owned directly by Mr. Cohen and 200,089 shares of common stock issuable upon the exercise of stock options.
 (4) Represents 42,771 shares of common stock owned directly by Dr. Chen, 566,272 shares of common stock held by limited partnerships for which Dr. Chen is an officer of the corporate general partner, 99,562 shares of common stock held by a charitable family foundation, 258,108 shares held in trust for Dr. Chen, 9 shares held jointly with Dr. Chen's spouse and 1,000,323 shares of common stock issuable upon the exercise of stock options.
 (5) Represents 175,560 shares of common stock held in a trust for the benefit of Dr. Hahn's spouse, 24,012 shares of common stock held in trust for the benefit of one of Dr. Hahn's children, 1,203,211 shares of common stock held in a family foundation and 56,369 shares of common stock issuable upon the exercise of stock options.
 (6) Represents 213 shares of common stock owned directly by Mr. Lodin, 80,146 shares of common stock issuable upon the exercise of the stock options and 2 shares of common stock held as custodian for his minor children. Mr. Lodin disclaims beneficial ownership of 18,073 shares of common stock issuable upon the exercise of the stock options, in which pursuant to the terms of his divorce settlement, Mr. Lodin's former spouse maintains sole dispositive power.
 (7) Represents 3,200 shares of common stock held as custodian for Mr. Malahias' minor children, 121,612 shares of common stock issuable upon the exercise of stock options and 203 shares of common stock owned directly by Mr. Malahias.
 (8) Represents 5,000 shares of common stock issuable upon the exercise of stock options.
 (9) Represents 40,014 shares of common stock owned directly by Mr. DuBow and 10,001 shares of common stock issuable upon the exercise of stock options.
(10) Represents 4 shares of common stock owned directly by Mr. Gerson, 7 shares of common stock held jointly by Mr. Gerson and his spouse and 50,019 shares of common stock issuable upon the exercise of the stock options.
(11) Represents 60,447 shares of common stock issuable upon the exercise of stock options and 84 shares of common stock owned directly by Mr. Nolan.
(12) Represents 897 shares of common stock owned directly by Dr. Schwartz and 77,526 shares of common stock issuable upon exercise of stock options.
(13) Represents 863 shares of common stock directly owned by Dr. Sharoky, 3,321 shares of common stock held by Dr. Sharoky as a custodian for his minor children, 20,007 shares of common stock held in Dr. Sharoky's IRA and 120,116 shares of common stock issuable upon the exercise of stock options.
(14) Includes 1,781,648 shares of common stock issuable upon the exercise of stock options.
(15) Based solely on information contained in Schedule 13G and filed February 14, 2002 filed with the Securities and Exchange Commission ("SEC").
(16) Based solely on information contained in Schedule 13G and filed May 10, 2002 filed with the SEC.

                             ELECTION OF DIRECTORS

     Andrx's Certificate of Incorporation provides that the Board of Directors be divided into three classes. Each class of directors serves a staggered three-year term. Richard J. Lane, Tamara A. Baum and Dr. Melvin Sharoky hold office until this Annual Meeting. Joseph E. Breslin, Irwin C. Gerson and Dr. Michael A. Schwartz hold office until the 2003 Annual Meeting. Dr. Elliot F. Hahn, Timothy E. Nolan and Lawrence J. DuBow hold office until the 2004 Annual Meeting.

     At the Annual Meeting, three directors will be elected by the stockholders to serve until the Annual Meeting to be held in 2005 or until their successors are duly elected and qualified. The accompanying form of proxy when properly executed and returned to Andrx, will be voted FOR the election of directors of the three persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees are unable or unwilling to serve if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

NOMINEES

     The persons nominated as directors are as follows:

NAME                                           AGE              POSITION WITH ANDRX
---------------------------------------------  ---   -----------------------------------------
Richard J. Lane..............................  51    Chief Executive Officer and Director
Tamara A. Baum (1)...........................  49    Director
Melvin Sharoky, M.D. ........................  51    Director

---------------

(1) Member of Audit Committee

     Richard J. Lane joined Andrx as Chief Executive Officer ("CEO") and a director of Andrx on June 3, 2002. From 1995 through 2002, Mr. Lane served in various capacities for Bristol-Myers Squibb Company and its subsidiaries ("Bristol-Myers"), including as Executive Vice President, President, Worldwide Medicines Group and as a member of its Executive Committee from January 2000 through March 2002, as President of U.S. Medicines Group and Global Marketing from January 1999 through January 2000, as President of U.S. Pharmaceuticals Group from December 1997 through January 1999, as President of U.S. Primary Care from January 1997 through December 1997, and as Senior Vice President of Marketing and Medical, U.S. Primary Care Division from 1995 through January 1997. In 1995, Mr. Lane served as Senior Vice President of U.S. Marketing and Medical for Sandoz Pharmaceuticals, Inc. From 1994 through 1995, Mr. Lane served as a consultant to Schering-Plough Corporation. Mr. Lane also worked for Merck & Company, Inc. from 1980 through 1994, serving in various positions including at times as Director of Business Development, Executive Director of Marketing, Managing Director, Vice President of Merck, Sharp and Dohme (Europe) in the United Kingdom, Senior Vice President of Europe-Merck Human Health Division, President of U.S. Human Health and President of Merck Human Health North America. Mr. Lane serves as a member of the board of directors of Millipore Corporation, a bioscience company that provides tools and services for the discovery, development and production of pharmaceutical products and Orasure Technologies, Inc., a company that develops, manufactures and markets oral fluid specimen collection devices and other medical devices. Mr. Lane also serves as a member of civic and non-profit associations, including membership of the boards of directors of the Juvenile Diabetes Foundation of Jersey and the Seabrook Foundation.

     Tamara A. Baum has served as a director of Andrx since April 2001. Ms. Baum was Managing Director, Global Head of Health Care Finance for Warburg Dillon Read from 1994 through 1999, when she retired. Ms. Baum was Managing Director, Co-Head Health Care Group for Kidder, Peabody & Co., Incorporated from 1989 through 1994, and the Director of Corporate Finance -- Health Care for Prudential-Bache Capital Funding from 1983 through 1989.

     Dr. Melvin Sharoky has served as a director of Andrx since November 1995 and also served as its Executive Director from March 1999 through May 2002. Dr. Sharoky was a director of Cybear Inc., formerly a publicly held subsidiary of Andrx ("Cybear"), from April 1999 until Cybear's reacquisition by Andrx in September 2000 (the "Reorganization"). Dr. Sharoky has served as President and CEO since January 2002 and as President since 1995 of Somerset Pharmaceuticals Inc., a joint venture between Watson Pharmaceuticals, Inc. ("Watson") and Mylan Pharmaceuticals, Inc. Dr. Sharoky was a director of Watson from July 1995 to May 1998 and from July 1995 through January 1998, Dr. Sharoky was President of Watson. From February 1993 through January 1998, Dr. Sharoky served as the President and CEO of Circa Pharmaceuticals, Inc. ("Circa"). Dr. Sharoky serves on the board of directors of Boron, Lepore & Associates, Inc., a company which provides medical information to the healthcare industry and Insmed Incorporated, a pharmaceutical company which develops products in the field of endocrinology.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

     Set forth below is certain information concerning the directors who are not currently standing for election and the executive officers who are not directors:

                                                                                           YEAR CURRENT
NAME                                        AGE             POSITION WITH ANDRX            TERM EXPIRES
------------------------------------------  ---   ---------------------------------------  ------------
Elliot F. Hahn, Ph.D. ....................  57    Chairman of the Board and President          2004
Scott Lodin...............................  46    Executive Vice President, General            N/A
                                                  Counsel and Secretary
                                                  Vice President and Chief Financial
Angelo C. Malahias........................  40    Officer                                      N/A
Joseph E. Breslin(1)......................  48    Director                                     2003
Lawrence J. DuBow.........................  70    Director                                     2004
Irwin C. Gerson(1)(2).....................  71    Director                                     2003
Timothy E. Nolan..........................  46    Director                                     2004
Michael A. Schwartz, Ph.D.(1)(2)..........  70    Director                                     2003

---------------

(1) Member of the Audit Committee
(2) Member of Compensation Committee

     Dr. Elliot F. Hahn has served as President and a director of Andrx since February 1993, and also served in the additional capacity of CEO from October 2001 through June 2002 when he was appointed Chairman of the Board of Directors. Dr. Hahn was employed as Vice President, Scientific Affairs of IVAX Corporation ("IVAX"), where he was involved in the evaluation and international licensing of product opportunities and was responsible for maintaining the intellectual property of IVAX from June 1990 through February 1993, as well as the Vice President of Research of Baker Norton Pharmaceuticals, a subsidiary of IVAX, from 1988 through 1993. Prior to that, Dr. Hahn was an Associate Professor at The Rockefeller University from 1977 to 1988, and an Assistant Professor at Albert Einstein College of Medicine and a member of the Institute for Steroid Research at Montefiore Hospital in New York City from 1972 through 1977. Since 1988, he has been an adjunct Associate Professor at the University of Miami, School of Medicine. Dr. Hahn holds a B.S. degree from City College of New York and a Ph.D. degree in chemistry from Cornell University. Dr. Hahn also serves as a director of number of privately-held pharmaceutical companies.

     Scott Lodin has served as Andrx's Executive Vice President, General Counsel and Secretary since January 1994. Mr. Lodin was the Secretary and a director of Cybear from February 1997 until the Reorganization. Prior to joining Andrx, Mr. Lodin was Special Counsel to Hughes, Hubbard & Reed and a predecessor firm in Miami, Florida, where he practiced primarily in the areas of corporate and commercial law.

     Angelo C. Malahias has served as Andrx's Vice President and Chief Financial Officer since January 1996. Mr. Malahias was a director of Cybear from April 1999 until the Reorganization. From January 1995 to January 1996, Mr. Malahias was Vice President and Chief Financial Officer of Circa where he also served as Corporate Controller from July 1994 to January 1995. From 1983 to July 1994, Mr. Malahias was employed by KPMG LLP.

     Timothy E. Nolan has served as a director of Andrx since September 2000. Mr. Nolan served as President and Chief Operating Officer of Cybear from March 2000 through November 2001 and was a director of Cybear from June 1999 until the Reorganization. Mr. Nolan was employed by Aetna U.S. Healthcare, most recently as senior vice president of Aetna U.S. Healthcare in charge of the field organization from 1985 to March 2000. Mr. Nolan is currently consulting for various healthcare companies.

     Joseph E. Breslin was appointed a director of Andrx in May 2002. Since September 1999, Mr. Breslin has served as a Senior Managing Director of Whitehall Asset Management, Inc., a private asset management firm and President and a director of Whitehall Funds. From September 1994 through September 1999, Mr. Breslin served as President of J.E. Breslin & Co., a consulting firm that specialized in the investment management business. Mr. Breslin currently serves as a director of Kinetics Mutual Funds, Inc.

     Lawrence J. Dubow has served as a director of Andrx since April 2000. Since July 2000, Mr. DuBow has been a consultant to Ranbaxy Pharmaceuticals, Inc. ("Ranbaxy") which purchased the assets of HMS Sales and Marketing, Inc. ("HMS"). HMS was engaged in the marketing of pharmaceutical products which was founded by Mr. DuBow in 1991 and prior to its sale to Ranbaxy, Mr. DuBow served as its Chairman and CEO. Since 1957, Mr. DuBow has been engaged in various capacities within the pharmaceutical industry. Mr. DuBow was the former President of the Drug Wholesalers' Association and a former Chairman of the National Wholesale Druggists' Association.

     Irwin C. Gerson has served as a director of Andrx since November 1993. From 1995 until December 1998, Mr. Gerson served as Chairman of Lowe McAdams Healthcare, a division of the Interpublic Group and from 1986 through 1995, Mr. Gerson served as Chairman and CEO of William Douglass McAdams, Inc., a healthcare marketing, communications and public relations company. Mr. Gerson retired in 1999. Mr. Gerson also is a member of the board of trustees of several academic institutions, including Long Island University, Albany College of Pharmacy and is Chairman of the Council of Overseers of the Arnold and Marie Schwartz College of Pharmacy. Mr. Gerson is currently Vice President of the Lifetime Learning Society at Florida Atlantic University. Mr. Gerson is also a director of Exegenics Inc., a biotech company that focuses on developing therapeutic products for human diseases and ENZO Biochem, Inc., a life sciences and biotechnology company.

     Dr. Michael A. Schwartz has served as a director of Andrx since November 1993. Dr. Schwartz is currently Dean Emeritus and a Professor at the College of Pharmacy at the University of Florida. He also served as Dean of the College of Pharmacy at the University of Florida from April 1978 through May 1996.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Andrx's executive officers, directors and holders of more than 10% of its common stock to file reports of ownership and changes in ownership with the SEC and the Nasdaq National Market. Such persons are required to furnish Andrx with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or oral or written representations from certain reporting persons that no Forms 5 were required for those persons, Andrx believes that, with respect to 2001, its executive officers, directors and holders of more than 10% of its common stock complied with all of their filing requirements.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 2001, the Board of Directors held 13 formal meetings and did not take any action by written consent. Each director attended at least 75% of the total number of meetings of the Board of Directors and Board Committees of which he or she was a member of in 2001.

     The only standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Board of Directors does not have a standing nominating or similar committee.

     The Audit Committee is presently comprised of Tamara A. Baum (Chairperson), Joseph E. Breslin, Irwin C. Gerson and Dr. Michael A. Schwartz. The duties and responsibilities of the Audit Committee include (a) recommending to the Board of Directors the appointment of Andrx's independent certified public accountants and any termination of engagement, (b) reviewing the plan and scope of independent audits, (c) reviewing Andrx's significant accounting and reporting policies and operating controls, (d) having general responsibility for all related auditing matters, and (e) reporting its recommendations and findings to the full Board of Directors.

     The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee is composed of outside directors who are not officers or employees of Andrx or its subsidiaries. In the opinion of the Board of Directors, all of the members of the Audit Committee are "independent" as that term is defined in the NASD listing standards and these directors are independent of management and free of any relationships that would interfere with their exercise of independent judgment as members of the Audit Committee. The Audit Committee met on seven occasions during 2001.

     The Compensation Committee is presently comprised of Irwin C. Gerson. (Co-Chairman) and Dr. Michael A. Schwartz (Co-Chairman). The Compensation Committee reviews and approves the compensation of Andrx's executive officers and administers Andrx's stock option and employee stock purchase plans. The Compensation Committee met on three occasions during 2001 and took action by written consent on three occasions.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee hereby reports as follows:

     1. The Audit Committee has reviewed and discussed the audited financial statements with Andrx's management.

     2. The Audit Committee has discussed, with independent auditors, the matters required to be discussed by Statement on Auditing Standards ("SAS") 61 (Communication with Audit Committees), as amended.

     3. The Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent auditors their independence from Andrx and its management.

     4. Based on the review and discussion referred to in paragraphs (1) through
(3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the audited financial statements be included in Andrx's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the SEC.
                                     /s/ Tamara A. Baum, Chairperson

                                     /s/ Joseph E. Breslin (as of May 6, 2002)

                                     /s/ Irwin C. Gerson

                                     /s/ Michael A. Schwartz, Ph.D.

                            AUDIT AND NON-AUDIT FEES

     For the fiscal year ended December 31, 2001, fees for services provided by its independent auditors, Arthur Andersen LLP ("Andersen"), were as follows:

     A. Audit Fees. Audit fees incurred by Andrx to Andersen in connection with Andersen's audit of Andrx's annual financial statements for the year ended December 31, 2001 and Andersen's review of Andrx's interim financial statements included in Andrx's quarterly reports on Form 10-Q during the year ended December 31, 2001 totaled approximately $730,000.

     B. Financial Information Systems Design Implementation Fees. No services were performed by, or fees incurred to, Andersen in connection with financial information design and implementation projects for 2001.

     C. All Other Fees. All other fees incurred by Andrx for all other services rendered during the year ended December 31, 2001 totaled approximately $1,220,000 which included services for, among other things, tax compliance, tax consulting and consultation related to transactions.

     The Audit Committee annually considers and recommends to the Board of Directors the selection of Andrx's independent auditors. On June 19, 2002, Andrx determined to no longer engage Andersen and appointed Ernst & Young LLP as its new independent certified public accountants, effective on such date. This determination followed Andrx's decision to seek proposals from independent accountants to audit Andrx's financial statements for the current fiscal year ending December 31, 2002. The decision not to renew the engagement of Andersen and to retain Ernst & Young LLP was approved by Andrx's Board of Directors upon the recommendation of its Audit Committee. The decision was based on proposals from nationally-recognized accounting firms and reflected the Chief Financial Officer's and the Audit Committee's judgment as to which firm was best suited to deliver external audits to Andrx in light of relevant factors such as the firm's depth of experience, breadth of resources, ability to handle transition issues and location of key personnel. The appointment of Ernst & Young LLP is being submitted for ratification by Andrx's stockholders at the Annual Meeting.

     Andersen's reports on Andrx's consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During Andrx's two most recent fiscal years and through June 19, 2002 (the date Andrx filed a Current Report on Form 8-K disclosing its decision to no longer engage Andersen), there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on Andrx's consolidated financial statements for such years; and there were no reportable events as listed in Item 304(a)(1)(v) of SEC Regulation S-K.

     During Andrx's two most recent fiscal years and through June 19, 2002, Andrx did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Andrx's financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of SEC Regulations S-K.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning compensation for the years ended December 31, 2001, 2000 and 1999 received by Alan P. Cohen, who served as the CEO during 2001 until October 25, 2001 and Dr. Elliot F. Hahn, who served as CEO from October 25, 2001 until June 3, 2002, and the present and other executive officers whose annual salary and bonus exceeded $100,000 for 2001 (together with the CEO, the "Named Executive Officers.") The individuals described below were Andrx's only executive officers in 2001.

                                                                                                       LONG TERM
                                                                  ANNUAL COMPENSATION                 COMPENSATION
                                                    -----------------------------------------------   -------------
                                                                                                       SECURITIES
                                                    FISCAL                           OTHER ANNUAL      UNDERLYING
NAME AND PRINCIPAL POSITION IN 2001                  YEAR    SALARY($)   BONUS($)   COMPENSATION($)   OPTIONS(#)(1)
-----------------------------------                 ------   ---------   --------   ---------------   -------------
Alan P. Cohen.....................................   2001     416,300         --        12,700(3)        100,000
  Chief Executive Officer                            2000     348,400    150,000        16,800(4)        300,000
  (retired)(2)                                       1999     264,500    150,000        18,300(4)             --

Chih-Ming J. Chen Ph.D. ..........................   2001     372,100         --        11,600(3)             --
  Chief Scientific Officer                           2000     348,400    150,000        14,800(4)        300,000
  (retired)(2)                                       1999     264,500    150,000        18,300(4)             --

Elliot F. Hahn Ph.D...............................   2001     398,000    175,000        16,100(5)        150,000
  President,                                         2000     294,400    100,000        15,920(5)        100,000
  Chief Executive Officer on an interim basis(2)     1999     264,500    100,000        17,000(5)             --

Scott Lodin.......................................   2001     323,600    150,000        10,900(6)        110,000
  Executive Vice President,                          2000     249,000    100,000        10,400(6)         24,000
  General Counsel and Secretary                      1999     199,600     50,000        12,000(6)        108,000

Angelo C. Malahias................................   2001     273,600    110,000        10,500(7)        110,000
  Vice President and                                 2000     199,400     75,000        10,100(7)         40,000
  Chief Financial Officer                            1999     169,700     50,000         5,700(7)         48,000

---------------

(1) Represents options to purchase shares of common stock granted to the Named Executive Officers.
(2) Mr. Cohen and Dr. Chen resigned their executive positions in October 2001 and August 2001, respectively. Following Mr. Cohen's resignation as CEO, Dr. Hahn served as CEO of Andrx from October 2001 through June 3, 2002.
(3) Represents an automobile allowance, premiums for a $1.0 million life insurance policy (the beneficiary of which is designated by the Named Executive Officer) and health insurance premium reimbursements.
(4) Represents an automobile allowance, premiums for a $1.0 million life insurance policy (the beneficiary of which is designated by the Named Executive Officer), certain medical expense reimbursements to Mr. Cohen and health insurance premium reimbursements.
(5) Represents an automobile allowance, certain medical expense reimbursements and health insurance premium reimbursements.
(6) Represents health insurance premium reimbursements, group term life insurance benefits and an automobile allowance.
(7) Represents health insurance premium reimbursements, group term life insurance benefits and an automobile allowance in 2001 and 2000.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     Andrx is a party to an employment agreement with Richard J. Lane, its CEO, which expires in June 2005, but which automatically renews for additional one-year periods unless either Andrx or Mr. Lane gives written notice of its/his intent to terminate, not less than six months prior to expiration of the initial term, or 60-days prior to the termination of an additional term. The agreement provides for an annual base salary of $600,000, subject to upward adjustment by the Compensation Committee, a car allowance, medical and dental insurance for Mr. Lane's immediate family, and other executive benefits. The employment agreement provides for an annual target bonus ranging from 40% to 80% of Mr. Lane's base salary amount. For the year ended December 31, 2002, Mr. Lane is guaranteed a bonus of at least his prorated minimum target bonus amount. Mr. Lane was also granted 250,000 options (the "Time Vested Options") to purchase common stock with a purchase price of $45.00 per share, of which 83,000 shares vest on June 3, 2003 and June 3, 2004, respectively, and 84,000 shares which vest on June 3, 2005; 250,000 options to purchase common stock with a purchase price of $45.00 per share which vest on June 3, 2009, or sooner based on the achievement of certain specified performance objectives (the "Performance Options"); and 100,000 restricted stock units with each unit representing the right to acquire one share of common stock, of which 25,000 units vest on each of June 3, 2009, June 3, 2010, June 3, 2011 and June 3, 2012. The exercise price of the Time-Vested Options and the Performance-Based Options were based on the closing price of common stock on May 17, 2002, the business day preceding the execution of the employment agreement by the parties.

     If Mr. Lane's employment is terminated by Andrx without cause or if Mr. Lane resigns upon a change of control of Andrx, upon a material adverse change in Mr. Lane's duties and responsibilities as CEO or Mr. Lane's principal work location changes by more than 50 miles from Andrx's current location, Andrx shall be required to make a lump sum payment equal to 150% of the sum of Mr. Lane's base salary and bonus, pay for an additional 18-months of medical and dental coverage for Mr. Lane and his family, accelerate the vesting period of the Time-Vested Options and any other option awards that would otherwise have vested as of the later of the date 12 months following the termination of Mr. Lane's employment, or June 3, 2005. Mr. Lane's employment agreement also includes certain non-compete and non-solicitation provisions.

     Andrx is a party to employment agreements with each of Messrs. Lodin and Malahias which expire in September 2006. The employment agreements currently provide for an annual base salary of $400,000 for Mr. Lodin and $350,000 for Mr. Malahias, subject to upward adjustment by the Compensation Committee, a car allowance, medical and dental insurance for the executive's immediate family, and other executive benefits. These employment agreements provide that, if the executive's employment is terminated or materially diminished by Andrx without cause or if there is a change in control of Andrx, Andrx shall make a lump sum payment equal to three times the executive's highest annual salary and annual bonus amounts received during the preceding three years and pay for an additional 12 months of medical and dental insurance coverage for the executive officer and his family, and any unvested stock options shall immediately vest. The agreements also provide that if the CEO changes to a person other than Alan
P. Cohen, Dr. Chih-Ming J. Chen or Dr. Elliot F. Hahn, the executive has the right to resign within 18 months of the change. If this were to occur, the vesting schedule of any unvested stock options for such executive shall immediately accelerate and a severance package would be negotiated between the parties.

     In connection with Mr. Cohen and Dr. Chen's retirement as officers of Andrx in October 2001 and August 2001, respectively, each entered into a termination agreement with Andrx which included certain non-compete and non-solicitation provisions. The non-compete and non-solicitation provisions remain effective until May 20, 2003 for Mr. Cohen and May 17, 2003 for Dr. Chen.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options made during 2001 to any of the Named Executive Officers.

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE OF ASSUMED
                            NUMBER OF      % OF TOTAL                                         ANNUAL RATES OF
                           SECURITIES       OPTIONS       EXERCISE                       STOCK PRICE APPRECIATION
                           UNDERLYING      GRANTED TO     OR BASE                         FOR OPTION TERMS(2)($)
                             OPTIONS      EMPLOYEES IN     PRICE                         -------------------------
NAME                      GRANTED(#)(1)   FISCAL YEAR      ($/SH)      EXPIRATION DATE       5%            10%
------------------------  -------------   ------------   ----------   -----------------  ----------    -----------
Alan P. Cohen...........     100,000          5.10         64.66      November 12, 2011  4,066,433     10,305,139
Chih-Ming J. Chen,
  Ph.D. ................           0           N/A           N/A      N/A                      N/A            N/A
Elliot F. Hahn,
  Ph.D. ................     150,000          7.65         70.85      December 19, 2011  6,683,578     16,937,498
Scott Lodin.............     100,000          5.10         70.85      December 19, 2011  4,455,718     11,291,665
                              10,000          0.51         49.25      April 5, 2011        309,731        784,918
Angelo C. Malahias......     100,000          5.10         70.85      December 19, 2011  4,455,718     11,291,665
                              10,000          0.51         49.25      April 5, 2011        309,731        784,918

---------------

(1) These awards were made pursuant to Andrx's 2000 Stock Option Plan. One-fourth of the options awarded to Dr. Hahn in 2001 vest on the first, second, third and fourth anniversaries of the date of grant. With respect to the 100,000 options awarded to Mr. Lodin in 2001, one-fourth of the options vest on the first, second, third and fourth anniversaries of the date of grant. With respect to the 10,000 options awarded to Mr. Lodin in 2001, one-fifth of the options vest on the first, second, third, fourth and fifth anniversaries of the date of grant. One-fifth of the 110,000 options awarded to Mr. Malahias in 2001 vest of the first, second, third, fourth and fifth anniversaries of the date of grant. Options granted to Mr. Cohen in 2001 vested on June 3, 2002 upon the appointment of a new CEO of Andrx.

(2) Based upon the exercise price, which was equal to the fair market value on the date of grant, and annual appreciation at the assumed stated rates of appreciation mandated by the SEC through the expiration date of the options. Amounts shown represent hypothetical gains that could be achieved for the options if exercised at the end of the term. These amounts do not represent Andrx's estimate or projection of the future stock price. Actual gains, if any, are contingent upon the continued employment of the Named Executive Officer through the vesting date, as well as being dependent upon the general performance of the common stock. The potential realizable values have not taken into account amounts required to be paid for federal income taxes. Andrx did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore, lower value.

STOCK OPTIONS HELD AT THE END OF 2001

     The following table indicates the number of shares acquired and value realized from the exercise of options and the total number and value of exercisable and unexercisable stock options held by each of the Named Executive Officers as of December 31, 2001. Options to purchase common stock held as of December 31, 2001, gives retroactive effect to the May 17, 2002 conversion of options to acquire Andrx Corporation -- Cybear Group common stock ("Cybear common stock") into options to acquire common stock as of December 31, 2001.

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED              VALUE OF UNEXERCISED
                                                                       OPTIONS AT                    IN-THE-MONEY OPTIONS
                                 SHARES                            FISCAL YEAR-END(#)               AT FISCAL YEAR-END(1)
                                ACQUIRED          VALUE       ----------------------------    ----------------------------------
          NAME               ON EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE($)    UNEXERCISABLE($)
-------------------------    --------------    -----------    -----------    -------------    --------------    ----------------
Alan P. Cohen............        100,000         6,877,490       100,089         300,000           803,500          2,182,000
Chih-Ming J. Chen,
  Ph.D...................              0                 0     1,000,323         200,000        62,196,430          1,607,000
Elliot F. Hahn, Ph.D. ...         50,000         2,711,245        56,369         216,666         1,730,521            535,661
Scott Lodin..............         69,500(2)      4,603,642(2)     69,421(3)      242,038(3)      4,465,821(3)       6,214,041(3)
Angelo C. Malahias.......         30,000         2,116,752        95,603         198,017         6,259,116          3,115,045

---------------

(1) Based on Nasdaq National Market closing price of $70.40 share for common stock on December 31, 2001.
(2) Includes 42,250 shares representing a value realized of $2,936,975 which were sold by Mr. Lodin's former wife, in her absolute discretion, in connection with the terms of a divorce settlement.
(3) Includes 27,053 exercisable and 54,019 unexercisable options to purchase common stock, representing a value of Unexercised In-The-Money Options of $1,715,469 for exercisable options and Unexercised In-The-Money Options of $2,904,800 for unexercisable options as of December 31, 2001, as of December 31, 2001, nominally held by Mr. Lodin, but exercisable by Mr. Lodin's former wife in her sole discretion, pursuant to the terms of a divorce settlement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Dr. Melvin Sharoky and Lawrence J. DuBow served as members of Andrx's compensation committee from May 21, 2001 through February 18, 2002, when they were replaced by Dr. Michael A. Schwartz and Irwin C. Gerson. Dr. Sharoky was an employee of Andrx through May 2002, serving as its Executive Director. Lawrence
J. DuBow serves as a consultant to Ranbaxy, which sold $7.2 million of finished goods to Andrx in 2001 and which purchased an entity owned by Mr. DuBow in 2001.

     There were no other compensation interlocks and insider participation in executive compensation decisions during 2001.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Under rules established by the SEC, Andrx is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting Andrx's executive officers (including the Named Executive Officers) during the past fiscal year. The report of Andrx's Compensation Committee is set forth below.

COMPENSATION PHILOSOPHY

     The three principal components of Andrx's executive compensation are salary, bonus and stock options. These components are designed to facilitate fulfillment of the compensation objectives of the Board of Directors and the Compensation Committee, which objectives include (i) attracting and retaining competent management, (ii) recognizing individual initiative and achievement,
(iii) rewarding management for short and long term achievements, and (iv) aligning management compensation with the achievement of Andrx's goals and performance.

     The Compensation Committee endorses the position that equity ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. This alignment is amplified by the holdings by management of common stock and stock options. Base salaries for new management employees are determined initially by evaluating the responsibilities of the position held, the experience of the individual, and the competitive marketplace for managerial talent, including a comparison of base salaries for comparable positions at similar companies of comparable sales and capitalization. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of Andrx, the performance of the executive and the responsibilities assumed by the executive.

     The Compensation Committee intends to annually review Andrx's existing management compensation programs and plans (i) to meet with the CEO to attempt to review the results obtained during the year by members of senior management and/or Andrx, and (ii) to consider and, as appropriate, approve modifications to such programs to ensure a proper fit with the philosophy of the Compensation Committee.

  Chief Executive Officer Compensation

     In determining the 2001 salary, bonus and stock option awards for its CEO, Alan P. Cohen (through October 2001) and Dr. Elliot F. Hahn (beginning October
2001), the Compensation Committee considered the compensation of CEOs of public companies, both within and outside of Andrx's industry, having a similar size and market capitalization as Andrx, Andrx's earnings for the years ending December 31, 2000, 2001 and 2002, and other assessments of such individuals' performance. However, there was no specific relationship or formula by which such compensation was determined or tied to Andrx's performance.

  Executive Officer Compensation

     The 2001 base salary, bonus and stock options for Andrx's executive officers were determined by the Compensation Committee. This determination was made after a review and consideration of a number of factors, including each executive's level of responsibility and commitment; level of performance (with respect to specific areas of responsibility and on an overall basis); past and present contribution to and achievement of Andrx's goals and individual performance during 2001; compensation levels at competitive similarly situated, publicly-held companies and Andrx's historical compensation levels. Although Andrx's performance was one of the factors considered, the approval of the Compensation Committee was based upon an overall review of the relevant factors, and there was no specific relationship or formula by which compensation was tied to Andrx's performance.

  Policy on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation over $1 million paid to the CEO or any of the four highest paid officers of a publicly-held corporation. Notwithstanding this dollar limitation, under certain conditions the statute allows the entity to retain this deduction for certain qualified performance-based compensation. However, since certain options granted by Andrx during 2001 did not meet the criteria required to qualify as performance based compensation, upon exercise of these options by those individuals, Andrx's compensation deduction may be limited to $1 million.

     The Andrx Board of Directors believes that it is generally in Andrx's best interest to attempt to structure its Compensation Committee and the compensation to be paid to executive officers in a manner that will both fulfill the above described compensation objectives and, in the case of compensation to be paid to executive officers who may be subject to Section 162(m), preserve Andrx's tax deduction. Nevertheless, the Board of Directors and Compensation Committee also desires to retain sufficient flexibility to make compensation decisions that may not meet the exceptions to Section 162(m). Accordingly, the Compensation Committee has expressly reserved the authority to award non-deductible compensation in appropriate circumstances. In addition, because of uncertainties and ambiguities related to the application of 162(m) and the regulations thereunder, no assurance can be given that, notwithstanding Andrx's efforts and desires, all of the compensation awarded and paid by Andrx to its executive officers will be tax deductible.

  Stock Options

     Andrx maintains its option plans which are designed to attract and retain executive officers, directors and other employees of Andrx and to reward them for delivering long-term value to Andrx.

                                   /s/ Irwin C. Gerson (Co-Chairman) and
                                   /s/ Michael A. Schwartz, Ph.D. (Co-Chairman)

                                   Joined by its former members:
                                   /s/ Lawrence J. DuBow
                                   /s/ Melvin Sharoky, M.D.

                    PERFORMANCE GRAPH OF ANDRX COMMON STOCK

     The following graph compares the cumulative total stockholder return on the common stock with the cumulative total stockholder return on the S&P Pharmaceutical Preparations Industry Index and the Nasdaq Market Index commencing on December 31, 1996 and ending December 31, 2001.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
         AMONG ANDRX COMMON STOCK, THE S&P PHARMACEUTICAL PREPARATIONS
                     INDUSTRY INDEX AND NASDAQ MARKET INDEX

                              (PERFORMANCE GRAPH)

-----------------------------------------------------------------------------------------
                             1996      1997      1998      1999       2000        2001
-----------------------------------------------------------------------------------------
 ANDRX CORPORATION          $100.00   $212.40   $317.83   $524.80   $1,435.64   $1,746.58
 S&P PHARMACEUTICAL
  PREPARATIONS INDUSTRY
  INDEX                     100.00    145.30    206.09    185.41      245.17       209.00
 NASDAQ MARKET INDEX        100.00    122.32    172.52    304.29      191.25       152.46

* Assumes that $100 was invested in common stock, in the S&P Pharmaceutical Preparations Industry Index, and the Nasdaq-US Index, and that all dividends are reinvested.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Andrx is party to a royalty agreement with Dr. Chen, Andrx's former Co-Chairman of the Board of Directors and Chief Scientific Officer, which provides for royalties to Dr. Chen upon the sale of Andrx's bioequivalent version of Cardizem CD, for which Andrx received final approval in July 1998 from the U.S. Food and Drug Administration. Royalties paid to Dr. Chen of $4.2 million for the year ended December 31, 2001, were based on 3.33% of the net sales of Cartia XT.

     Andrx entered into an Executive Suite License Agreement with Arena Operating Company, LTD for lease of a suite at the National Car Rental Center ("NCRC") where the Florida Panthers of the National Hockey League play their home games and numerous other events are held. Andrx's former Co-Chairman of the Board of Directors and CEO, Alan P. Cohen, is directly or indirectly the principal beneficial owner of Panthers Hockey LLLP, the entity which directly or indirectly owns the Florida Panthers and manages the NCRC. Additional limited partners of the Florida Panthers include Dr. Elliot F. Hahn, current President and Chairman of the Board of Directors, and Steven Cohen, current Vice President of an Andrx subsidiary. The lease has a one-year term, but automatically renews for successive one-year periods unless either party provides written notice of its intent to cancel such renewal prior to March 1 of the contract year. The current annual rental is approximately $109,000. Additionally, Andrx paid approximately $200,000 to the Florida Panthers Hockey Club for participation in the Panthers Pals Community Group Program. Under the program, the Florida Panthers Hockey Club distributed 600 tickets for 43 Florida Panthers home games to youth groups and other charities in the name of Andrx.

     In the normal course of its distribution operations, Andrx purchases finished goods inventory from Ranbaxy Pharmaceutical. During 2001, Ranbaxy purchased the assets of HMS Sales and Marketing, Inc. The principal shareholder of HMS was Lawrence DuBow, a director of Andrx, who currently serves as a consultant to Ranbaxy. For the year ended December 31, 2001, Andrx purchased finished goods inventory of $7.2 million from Ranbaxy.

                                   PROPOSAL 2
     RATIFICATION OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of Andersen, independent certified public accountants, served as Andrx's independent certified public accountants for 2001. The Board of Directors has selected Ernst & Young LLP as Andrx's independent certified public accountants for the current fiscal year ending December 31, 2002. Representatives of Andersen are not expected to be present at the Annual Meeting. One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

     In the event the stockholders do not ratify the appointment of Ernst & Young LLP, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

                  HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

     As permitted by the Securities Exchange Act of 1934, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless such stockholders have notified Andrx of their desire to receive multiple copies of the Proxy Statement.

     Andrx will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Director of Investor Relations by phone at (954) 217-4344 or by mail to Director of Investor Relations, 2915 Weston Road, Weston, Florida 33331.

     Stockholders residing at the same address and currently receiving only one copy of the Proxy Statement may contact the Director of Investor Relations by phone at (954) 217-4344 or by mail to Director of Investor Relations, 2915 Weston Road, Weston, Florida 33331 to request multiple copies of the Proxy Statement in the future.

     Stockholders residing at the same address and currently receiving multiple copies of the Proxy Statement may contact the Director of Investor Relations by phone at (954) 217-4344 or by mail to Director of Investor Relations, 2915 Weston Road, Weston, Florida 33331 to request that only a single copy of the Proxy Statement by mailed in the future.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                  INFORMATION CONCERNING STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 promulgated by the SEC, a stockholder intending to present a proposal to be included in Andrx's proxy statement for Andrx's 2003 Annual Meeting of Stockholders must deliver a proposal in writing to Andrx's principal executive office no later than February 20, 2003.

     Stockholders who do not wish to follow the SEC rules in proposing a matter for action at the next annual meeting must notify Andrx in writing of the information required by the provisions of Andrx's bylaws dealing with stockholder proposals. The notice must be delivered to Andrx's Corporate Secretary between April 20, 2003 and May 20, 2003. You can obtain a copy of Andrx's bylaws by writing the Corporate Secretary at the address shown on the cover of the Proxy Statement.

                                     By Order of the Board of Directors

                                     /s/ Scott Lodin
                                     Scott Lodin, Secretary
Davie, Florida
June 19, 2002

                               ANDRX CORPORATION
          ANNUAL MEETING OF STOCKHOLDERS JULY 19, 2002, 9:00 AM (EDT)
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               ANDRX CORPORATION

         The undersigned hereby appoints Richard J. Lane and Scott Lodin as Proxies each with full power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of Andrx Corporation-Andrx Group common stock, $0.001 par value per share, held of record by the undersigned on June 12, 2002 at the Annual Meeting of Stockholders to be held on July 19, 2002 or any adjournment or adjournments thereof.

         PROPOSAL 1. To elect three directors to serve until 2005.

         [ ]      FOR ALL THE NOMINEES LISTED BELOW       [ ] WITHHOLD AUTHORITY
                  (except as marked to the contrary below) to vote for all nominees listed below

                  Richard J. Lane
                  Tamara A. Baum
                  Melvin Sharoky, M.D.

         (INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee's name in the space below.)


--------------------------------------------------------------------------------


         PROPOSAL 2. To ratify the selection of Ernst & Young LLP as independent certified public accountants for Andrx Corporation for the fiscal year ending December 31, 2002.

                  FOR [ ]           AGAINST [ ]               ABSTAIN [ ]

         In their discretion, the Proxies are authorized to vote upon other business as may come before the meeting.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxy will be voted FOR Proposals 1 and 2.

                                       Dated: ___________________________ , 2002


                                       --------------------------------------
                                                    (Signature)


                                       --------------------------------------
                                                    (Signature)

                                       PLEASE SIGN HERE

                                       Please date this proxy and sign your name exactly as it appears hereon.

                                       Where there is more than one owner, each should sign. When signing as an agent, attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer who should indicate his/her office.

      PLEASE DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.